UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 7, 2020

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Tonix Pharmaceuticals Holding Corp (the “Company”) issued a press release and held a conference call announcing positive Phase 3 RELIEF study results for its TNX-102 SL (cyclobenzaprine HCl sublingual tablets) 5.6 mg product candidate for the treatment of fibromyalgia. A copy of the press release is furnished as Exhibit 99.01 hereto and incorporated herein by reference. Copies of the script of the conference call and the presentation presented during the conference call are furnished as Exhibits 99.02 and 99.03 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01, 99.02 and 99.03 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item	8.01. Other Events.

On December 7, 2020, the Company announced that TNX-102 SL (cyclobenzaprine HCl sublingual tablets) met its pre-specified primary endpoint, significantly reducing daily pain compared to placebo (p=0.01) in participants with fibromyalgia in the Phase 3 RELIEF study. TNX-102 SL at 5.6 mg showed statistically significant and clinically meaningful improvement on the primary endpoint of reducing daily pain, and showed activity in improving sleep and reducing fatigue. Based on previously collected long term safety exposure data , the mature stage of the Company’s Good Manufacturing Practice manufacturing processes for TNX-102 SL, and established product stability at 36 months, the Company believes that upon achieving positive results from the currently enrolling, second potential pivotal Phase 3 study, RALLY, it may potentially be in a position to submit a New Drug Application for TNX-102 SL for fibromyalgia to the U.S. Food and Drug Administration in 2022 without further addiction liability studies, with commercial manufacturing to supply to the U.S. market in 2022.

Table 1. Results of Primary and Secondary Endpoints

Outcome Measure at Week 14	Intent-to-Treat Analysis	P-value[1]
Primary Endpoint
Daily Pain Diary, NRS	Mean Change (Primary Analysis)[2]	0.010*

Key Secondary Endpoints
Non-specific
Patient Global Impression of Change	Proportion "Much" or "Very Much Improved"	0.058 (LR)

Fibromyalgia Syndrome-Related
FIQ-R Symptom Domain	Mean Change	0.007#
FIQ-R Function Domain	Mean Change	0.009#
PROMIS Fatigue	Mean Change	0.018#
Daily Sleep Quality Diary, NRS	Mean Change	<0.001#
PROMIS Sleep Disturbance	Mean Change	<0.001#

Abbreviations: FIQ-R = Fibromyalgia Impact Questionnaire - Revised; PROMIS = Patient-Reported Outcomes Measurement Information System; LR = Logistic Regression (missing data considered non-responders); NRS = Numeric Rating Scale

* statistically significant at p<0.0452

# nominally significant at p<0.0452

1 Analysis by Mixed Model Repeated Measures with Multiple Imputation unless otherwise indicated.

2 Primary endpoint analysis for FDA approvals of Cymbalta® and Lyrica® in fibromyalgia.

SUMMARY OF TOPLINE RESULTS OF THE RELIEF STUDY

In analyzing the efficacy endpoints, a sequential test procedure was applied to the primary and six key secondary efficacy endpoints such that each endpoint had to meet the statistical significance (below a two-sided 0.0452 p-value) for all subsequent endpoints to be considered for statistical significance.

The RELIEF study achieved statistical significance on the primary efficacy endpoint: change from baseline in the weekly average of daily diary pain severity numerical rating scale (NRS) scores for TNX-102 SL 5.6 mg (LS mean [SE]: -1.9 [0.12] units) versus placebo (-1.5 [0.12] units), analyzed by mixed model repeated measures with multiple imputation (LS mean [SE] difference: -0.4 [0.16] units, p=0.010, Table 1).

The statistically significant improvement in pain is further substantiated when diary pain was analyzed by another standard statistical approach, a 30 percent responder analysis, with 46.8% on active and 34.9% on placebo having a 30 percent or greater reduction in pain (logistic regression; odds ratio [95% CI]: 1.67 [1.16, 2.40]; p=0.006).

The key secondary efficacy endpoints, in sequential order, are: (1) Patient Global Impression of Change (PGIC) (responder analysis); (2) FIQ-R symptom domain score (mean change); (3) FIQ-R function domain score (mean change); (4) PROMIS Sleep Disturbance instrument T-score (mean change); (5) PROMIS Fatigue instrument T-score (mean change); and (6) daily diary NRS assessment of sleep quality (mean change). The responder analysis of PGIC trended for a greater proportion of responders (rating of “very much improved” or “much improved” at week 14) to TNX-102 SL of 37.5% compared with placebo of 29.4%, but the result did not achieve statistical significance (logistic regression; odds ratio [95% CI]: 1.44 [0.99, 2.10]; p=0.058). Therefore, because of the sequential test waterfall, the remaining key secondary endpoints only could be considered at best nominally significant. The Company believes that the ongoing COVID-19 pandemic may have affected trial participants’ sense of well-being and confounded the Patient Global Impression of Change measure, a general measure of patient self-assessed benefit that is not tied to any specific symptom of fibromyalgia. The five other key secondary endpoints all resulted in nominal p-values of less than 0.02.

Consistent with the proposed mechanism that TNX-102 SL acts in fibromyalgia through improving sleep quality, TNX-102 SL showed nominal improvement of sleep by several measures. For daily diary sleep quality ratings, TNX-102 SL (-2.0 [0.12] units) compared to placebo (-1.5 [0.12] units) was nominally significant (LS mean difference: -0.6 [0.17] units; p<0.001). For the PROMIS Sleep Disturbance instrument, TNX-102 SL was also nominally significant over than placebo on T-scores (LS mean difference: -2.9 [0.82] units; p<0.001). The effect sizes on the diary sleep ratings and PROMIS Sleep Disturbance instrument were 0.31 and 0.32, respectively.

TNX-102 SL showed nominal improvement over placebo on the PROMIS Fatigue instrument T-scores (-1.8 [0.76] units; p=0.018).

The syndromal activity of TNX-102 SL was studied by the Fibromyalgia Impact Questionnaire – Revised (FIQ-R). TNX-102 SL showed nominal improvement over placebo in both the symptom domain (-4.3 [1.60] units; p=0.007) and function domain (-4.4 [1.69] units; p=0.009).

SAFETY RESULTS OF THE PHASE 3 RELIEF STUDY

In the RELIEF study, TNX-102 SL was similarly well tolerated as in Phase 2 BESTFIT and Phase 3 AFFIRM studies which both studied TNX-102 SL at a lower dose of 2.8 mg daily. There were no new safety signals observed in the RELIEF study at the 5.6 mg daily dose. Among participants randomized to the TNX-102 SL and placebo arms, 82.3% and 83.5%, respectively, completed the 14-week dosing period. As expected based on prior TNX-102 SL studies, administration site reactions are the most commonly reported adverse events and were higher in the TNX-102 SL treatment group, including rates of tongue/mouth numbness, pain/discomfort of tongue/mouth, mouth taste impairment and tongue/mouth tingling, and taste impairment (6.5% vs. 0.4%). Tongue/mouth numbness or tingling and taste impairment were local effects nearly always temporally related to dose administration and transiently expressed (<60 minutes) in most occurrences. The only systemic treatment-emergent adverse events that occurred at a rate of 5.0% or greater in either arm was somnolence/sedation at 5.6 percent in the TNX-102 SL arm which was consistent with known side effects of marketed oral cyclobenzaprine. Adverse events resulted in premature study discontinuation in 8.9% of those who received TNX-102 SL compared with 3.9% of placebo recipients. There were a total of seven serious adverse events in the study, none of which were deemed related to investigational product; 5 in placebo arm, and two in TNX-102 SL arm. Of the two in the TNX-102 arm, one was a motor vehicle accident with multiple bone fractures, and the other was a pneumonia secondary to an infection.

Table 2. Treatment-Emergent Adverse Events at Rate of 5% or Greater in Either Treatment Arm

	TNX-102 SL (N=248)		Placebo (N=255)		Total (N=503)
Administration Site Reactions	N	%	N	%	N	%
Oral numbness	43	17.3	2	0.8	45	8.9
Oral pain/discomfort	29	11.7	5	2.0	34	6.8
Taste impairment	16	6.5	1	0.4	17	3.4
Oral tingling	14	5.6	1	0.4	15	3.0
Systemic
Adverse Events	N	%	N	%	N	%
Somnolence/Sedation	14	5.6	3	1.2	17	3.4

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the results of the Phase 3 RELIEF study, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 99.02 99.03	Press release of the Company, dated December 7, 2020 Conference Call Script Presentation of the Company

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: December 7, 2020	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer